EXHIBIT (l)(5)

                               PURCHASE AGREEMENT


          Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and B.C. Ziegler & Company ("B.C. Ziegler") hereby agree as follows:

               1.   The Company hereby offers B.C. Ziegler and B.C. Ziegler
hereby purchases, in consideration for the payment of $        for each share,
                                                       -------
one share of beneficial interest of the Core International Equity Fund - Institutional, one share of the Core International Equity Fund - Series A, and one share of the Core International Equity Fund - Series B for a purchase price corresponding to the net asset value per share as listed in Exhibit 1 to this agreement.

          2. B.C. Ziegler acknowledges that the shares purchased hereunder have not been registered under the federal securities laws and that the Company is relying on certain exemptions from such registration requirements. B.C. Ziegler represents and warrants that it is acquiring such shares solely for investment purposes and that B.C. Ziegler has no present intention to redeem, sell or otherwise dispose of the shares.

          3. This Agreement shall be governed by the law of the State of Wisconsin. Firstar Funds is a corporation organized under the laws of Wisconsin and under Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Wisconsin as required by law, and to any and all amendments thereto so filed or hereafter filed.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as
of the __ day of              , 1999.

(SEAL)
                              FIRSTAR FUNDS, INC.


                              By:
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                              B.C. ZIEGLER & COMPANY



                              By:
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                                   EXHIBIT 1
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Firstar Core International Equity Fund - Institutional $
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Firstar Core International Equity Fund - Series A      $
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Firstar Core International Equity Fund - Series B      $
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Total consideration for one share of each series       $
                                                        --------